SUITE 1850

1066 WEST HASTINGS STREET

VANCOUVER, BC V6E 3X2

ACAL GROUP
CHARTERED ACCOUNTANTS
T: 604.683.3850	PCAOB & CPAB Registrant
F: 604.688.8479

AUDITORS’ CONSENT

We consent to the incorporation of our report dated June 28, 2012, with respect to the consolidated balance sheets of Linux Gold Corp. as of February 29, 2012 and February 28, 2011, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years ended February 29, 2012 and February 28, 2011 on Form 20-F dated July 13, 2012.

“ACAL Group”

Chartered Accountants

Vancouver, British Columbia

July 13, 2012